As filed with the Securities and Exchange Commission on August 31, 2021

Commission File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OptimizeRx Corporation

(Exact name of registrant as specified in its charter)

Nevada	26-1265381
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of Principal Executive Offices)	(Zip Code)

OptimizeRx Corporation

2021 Equity Incentive Plan

(Full title of the plan)

Marion Odence-Ford, Esquire

General Counsel

OptimizeRx Corporation

400 Water Street

Suite 200

Rochester, Michigan 48307

(248) 651-6568

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $.001	2,500,000	$67.00	(2)	$167,500,000	(2)	$18,274.25	(3)

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover additional shares of common stock, par value $.001 per share (“Common Stock”), of OptimizeRx Corporation (the “Registrant” or “OptimizeRx”) as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h)(1) and Rule 457(c), based upon the average of the high and low prices of the Common Stock on the Nasdaq Capital Market as of August 27, 2021.

(3)	The Registrant previously paid a registration fee of $15,262.00 to register 3,000,000 shares of Common Stock for issuance under the Amended and Restated OptimizeRx Corp. 2013 Incentive Plan (“2013 Plan”) on a Form S-8 registration statement (Registration No. 333-254823), filed on March 29, 2021 (the “Prior Registration Statement”). The 3,000,000 shares of Common Stock registered pursuant to the Prior Registration Statement remain unsold and are not subject to outstanding awards, and are being removed from registration pursuant to a post-effective amendment to the Prior Registration Statement, which is being filed by the Registrant immediately prior to the filing of this Registration Statement. Pursuant to Rule 457(p) under the Securities Act of 1933, the registrant is offsetting the registration fee due under this registration statement by $15,262.00, which represents the registration fee previously paid with respect to 3,000,000 unsold shares of Common Stock previously registered on the Prior Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, as filed with the Commission, are incorporated by reference into this Registration Statement by the Registrant:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 8, 2021;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 6, 2021;

(c)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed on August 4, 2021;

(d)	the Registrant’s Current Reports on Form 8-K filed on January 6, 2021, January 15, 2021, January 22, 2021, February 10, 2021, February 11, 2021, February 16, 2021, February 23, 2021, February 26, 2021, March 4, 2021, March 16, 2021, April 13, 2021, April 28, 2021 (solely with respect to Item 8.01), May 7, 2021 (solely with respect to Item 5.02), May 11, 2021, May 25, 2021, May 27, 2021, June 2, 2021, June 15, 2021, June 25, 2021, July 14, 2021, August 11, 2021, August 17, 2021, August 25, 2021 and August 31, 2021;

(e)	the Registrant’s Definitive Proxy Statement on Schedule 14A filed on July 8, 2021;

(f)	the description of the Registrant’s Common Stock contained in the Registrant’s Current Report on Form 8-K filed on August 31, 2021.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Nevada Revised Statutes provide that a corporation may indemnify its officers and directors against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred, in the event an officer or director is made a party or threatened to be made a party to an action (other than an action brought by or in the right of the corporation as discussed below) by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the law or (2) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify its officers and directors against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action by or in the right of the corporation by reason of his or her official position with the corporation, provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the laws or (2) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. The Nevada Revised Statutes further provide that a corporation generally may not indemnify an officer or director if it is determined by a court that such officer or director is liable to the corporation or responsible for any amounts paid to the corporation in settlement, unless a court also determines that the officer or director is fairly and reasonably entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a corporation to indemnify an officer or director against expenses actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorney's fees, to the extent he or she is successful on the merits or otherwise successfully defends the action.

The Registrant’s bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification otherwise would be discretionary under Nevada law as described above. The Registrant’s bylaws also provide that the Registrant must pay a director’s or officer’s expenses as they are incurred and in advance of the final disposition of the proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Registrant. In addition, the Registrant has purchased insurance covering its directors and officers (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement or, where so indicated have been previously filed and are incorporated herein by reference.

Exhibit	Description of Exhibit
4.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1, as filed with the Commission on November 12, 2008).
4.2	Certificate of Correction of the Registrant, dated April 30, 2018 (incorporated by reference to Exhibit 3.5 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Commission on March 12, 2019).
4.3	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on June 25, 2021).
4.4	OptimizeRx Corporation 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on August 25, 2021).
5.1	Opinion of The Doney Law Firm.
23.1	Consent of UHY LLP.
23.2	Consent of Marcum LLP.
23.3	Consent of The Doney Law Firm (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Registration Statement).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the  City of Rochester, Michigan, on this 31st day of August, 2021.

OPTIMIZERX CORPORATION

By:	/s/ William Febbo
William Febbo
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the Company hereby constitutes and appoints Marion Odence-Ford as his or her true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

August 31, 2021	/s/ William Febbo
William Febbo
Chief Executive Officer
(Principal Executive Officer) and Director

August 31, 2021	/s/ Douglas Baker
Douglas Baker
Chief Financial Officer
(Principal Financial and Accounting Officer)

August 31, 2021	/s/ Lynn O’Connor Vos
Lynn O’Connor Vos
Director
August 31, 2021	/s/ Patrick Spangler
Patrick Spangler
Director

August 31, 2021	/s/ James Lang
James Lang
Director

August 31, 2021	/s/ Gus D. Halas
Gus D. Halas
Director

August 31, 2021	/s/ Gregory Wasson
Gregory Wasson
Director

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